UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2025

 Regal Rexnord Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-7283	39-0875718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Michigan Street, Milwaukee, Wisconsin 53203
(Address of Principal Executive Offices, Including Zip Code)

Registrant’s Telephone Number: (608) 364-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	RRX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 29, 2025, Regal Rexnord Corporation (the “Company”) announced that Louis Pinkham, the Company’s Chief Executive Officer will separate from his role with the Company in connection with a Chief Executive Officer (“CEO”) search process being led by the Company’s Board of Directors (the “Board”).  Mr. Pinkham’s separation from his role as CEO, and all other officer and director positions he holds at the Company and its affiliates, including as a member of the Board, will occur upon the earlier of March 31, 2026 and the date of the Board’s appointment of his successor. In connection with the search process, the Board has established a search committee comprised of four independent directors and the committee is being assisted by a leading executive search firm.

Mr. Pinkham’s departure will be treated as a termination without cause under the Company’s previously disclosed Executive Severance Policy, and Mr. Pinkham will receive compensation at the time of his departure consistent with the terms of the Executive Severance Policy.  In the event Mr. Pinkham’s successor is appointed prior to March 31, 2026, Mr. Pinkham will remain employed as an advisor to the Company through such date to facilitate an orderly leadership transition, during which period he will receive his base salary as currently in effect and continued vesting in his existing equity-based awards as awarded under the Company’s equity plans.

The terms of Mr. Pinkham’s departure are documented in a Transition Agreement and General Release of Claims between the Company and Mr. Pinkham, dated October 27, 2025 (the “Transition Agreement”), which was approved by the Compensation and Human Resources Committee of the Board in consultation with its independent compensation consultant and is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. Pursuant to the Transition Agreement, and in consideration for the payments made upon his separation, Mr. Pinkham has agreed to a customary general release of claims against the Company and non-competition, non-solicitation, non-disclosure, and non-disparagement covenants.

Mr. Pinkham’s departure is not the result of any dispute or disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On October 29, 2025, the Company issued a press release announcing a CEO search process. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Transition Agreement and General Release of Claims between the Company and Louis Pinkham, dated October 27, 2025.
99.1	Press release, dated October 29, 2025.
104.1	Cover Page Interactive Data File (the Cover Page Interactive Data File is embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGAL REXNORD CORPORATION

Date: October 30, 2025	By:	/s/ Molly Johnson
		Name:	Molly Johnson
		Title:	Vice President, Associate General Counsel & Assistant Secretary